SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) or
                      The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 30, 1995

                             FINANCIAL TRUST CORP
            (Exact name of registrant as specified in its charter)

Pennsylvania                          0-10756               23-2229155
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File Number)          Identification No.)



1415 Ritner Highway, P.O. Box 220, Carlisle, Pennsylvania    17013
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (717) 241-7795

ITEM 5. Other Events

On September 30, 1995, Financial Trust Corp (FITC) completed its acquisition of Washington County National Bank (WCNB). Required approvals have been received from the Federal Reserve Bank of Philadelphia, the Comptroller of the Currency, The Bank Commissioner of the State of Maryland and WCNB shareholders.

In the transaction, each outstanding share of WCNB common stock, $10 par value per share, other than perfected dissenting shares, will be converted into 2.25 shares of FITC common stock, $5.00 par value per share, and cash in lieu of fractional shares. This will cause the issuance of a maximum of 1,054,888 additional shares of FITC common stock. Cash in lieu of fractional shares and cash payments for perfected dissenting shares will reduce the number of shares issued. A Form 10-C was filed with The Nasdaq Stock Market and the Securities and Exchange Commission today. The transaction will be accounted for as a pooling of interests. FITC's September 30, 1995 operating results will be pooled and comparative prior period results will be restated accordingly.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date     October 6, 1995                    Financial Trust Corp
                                            (Registrant)

                                            /s/ Bradley S. Everly
                                            (Signature)
                                            Bradley S. Everly
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer